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ADDENDUM To Executive Employment Agreement Between Residential Financial
         Services, Inc. and Larry S. Sazant on November 1997

This Addendum to the Executive Employment Agreement is entered into by and between Residential Financial Services, Inc., and Larry S. Sazant, an individual ("Mr. Sazant") on this 1st day of July 1998.

Whereas the parties hereto previously executed an Executive employment Agreement effective November 14, 1997; and

Whereas the parties desire to amend the said agreement;

Now, Therefore in consideration of the mutual promises contained herein, the Corporation and Mr. Sazant agree as follows:

1. That in addition to the compensation set forth in paragraph 4 that Mr. Sazant shall receive as additional compensation, 10% of the gross commissions earned by the Corporation for commercial loans by Mr. Sazant.

(A) That in respect to other commissions generated by the Commercial Loan division of the Corporation, it is agreed that Mr. Sazant shall receive a commission equal to the difference between any commission paid to any loan officer or loan consultant and the sum of 50% of the total commission paid by the Corporation.

E.g. Loan of $100,000 and commission paid to loan officer is $4000.00 being 40% of the commission of 10% on the overall transaction; Mr. Sazant is entitled to $1000.00 Total commission not to exceed 50% in relation to commission of Mr. Sazant.

Should the commission paid to the loan officer be 50% or more then no commission is to be earned by Mr. Sazant

2. That said compensation shall be paid by the Corporation to Mr. Sazant within 10 days of payment to the corporation of its compensation.

All of the terms and conditions of the Employment Agreement except as modified herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this addendum as of the date first above written.

BY: Larry S. Sazant              Residential Financial Services, Inc.,

/s/ Larry S. Sazant              By: /s/ Bruce Lazarus
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                                     Its Pres
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